UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 17, 2006

AMN Healthcare Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

(866) 871-8519

(registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02	Termination of a Material Definitive Agreement.

Steven C. Francis resigned his employment from the office of Executive Chairman of AMN Healthcare Services, Inc. (the “Company”) effective July 17, 2006, in accordance with Paragraph 5(g) of his Employment Agreement, dated May 4, 2005. Mr. Francis’ letter of resignation is attached hereto as Exhibit 99.1. Mr. Francis continues to serve as the non-executive Chairman of the Company’s Board of Directors and as a member of the Company’s Executive Committee.

Section 5 – Corporate Governance and Management

Item 5.02(d)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Paul E. Weaver, age 60, was elected to the Company’s Board of Directors on July 17, 2006, to serve until his successor is duly elected and qualified, or until he resigns, is removed, or becomes disqualified. He was also named to the Company’s Audit and Corporate Governance Committees.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Letter of Resignation, dated July 17, 2006, from Steven C. Francis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

By:	/s/ Susan R. Nowakowski
Susan R. Nowakowski
President & Chief Executive Officer

Date: July 19, 2006